Exhibit 99.1
Patricia W. (Tribby) Warfield

Via Email
January 2, 2026

Board of Directors
Motorcar Parts of America, Inc.
2929 California Street
Torrance, CA 90503 USA

Attention:	Selwyn Joffee, Chairman
Joseph Ferguson, Lead Independent Director
Barbara Whittaker, Chair Nominating and Governance Committee

Dear Members of the Board,

I hereby tender my resignation from the board of directors of Motorcar Parts of America, Inc, effective as of January 2, 2026. This decision was made after careful consideration and my resignation is for personal / professional commitment reasons.

My decision to resign from the Company’s board of directors is not the result of any disagreement with the Company’s operations, policies or procedures.

I have appreciated the opportunity to serve on the Company’s board and wish you and the Company the best as you continue to move forward and extend my best wishes for the continued prosperity of Motorcar Parts of America and its stakeholders.

Thank you for your support and collaboration during my tenure.

Sincerely,

Patricia W. Warfield